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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Carreker-Antinori, Inc. for the registration of 1,239,998 shares of its common stock and to the incorporation by reference therein of our report dated April 12, 1999, with respect to the consolidated financial statements of Carreker-Antinori, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1999, filed with the Securities and Exchange Commission.

                                                    Ernst & Young LLP

Dallas, Texas
July 23, 1999